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                                                                   EXHIBIT 5.1

                                 April 30, 1999

NetGravity, Inc.
1900 S. Norfolk Street, Suite 150
San Mateo, California 94403

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by NetGravity, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about April 30, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) an additional 679,494 shares of Common Stock for issuance pursuant to the 1998 Stock Plan, (ii) an additional 543,595 shares of Common Stock for issuance pursuant to the 1998 Employee Stock Purchase Plan and
(iii) an additional 150,000 shares of Common Stock for issuance pursuant to the 1998 Director Option Plan (collectively, the "Plans" and the "Shares" as appropriate). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI